EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File No. 333-192842) and S-8 (File Nos. 033-55501, 333-27211, 333-78935, 333-91354, 333-126076, 333-151967, 333-164951, 333-175086, 333-185446, 333-197711, 333-197712, 333-206531 and 333-206532) of The Kroger Co. of our report dated March 29, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Cincinnati, Ohio
March 29, 2016